SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.   20549


                          FORM  8-K


                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     June 9, 1995

Commission        Registrant, State of Incorporation,      I.R.S. Employer
File Number         Address and Telephone Number          Identification No.


1-1443            Central and South West Corporation         51-0007707
                  (A Delaware Corporation)
                  1616 Woodall Rodgers Freeway
                  Dallas, TX 75202-1234
                  (214) 777-1000















ITEM 5. OTHER EVENTS

CENTRAL AND SOUTH WEST CORPORATION (CSW) AND EL PASO
ELECTRIC COMPANY (EL PASO) PROPOSED MERGER

RECENT DEVELOPMENTS
On June 9, 1995, CSW sent a letter to El Paso terminating their merger agreement (Merger Agreement) and declining to extend the termination date under the Merger Agreement as requested by El Paso in its May 22, 1995 letter to CSW. CSW's June 9, 1995 letter also informed El Paso that it was revoking the Modified Third Amended Plan of Reorganization for the proposed merger with El Paso by a contemporaneous filing with the United States Bankruptcy Court for the Western District of Texas, Austin Division, before which the El Paso bankruptcy reorganization proceeding, Case No. 92-10148-FM is pending. The letter is attached as Exhibit
99.1. In addition, on June 9, 1995, CSW issued a press release announcing that it had terminated the Merger Agreement with El Paso because conditions for completing the proposed merger had not been satisfied and because El Paso had breached their agreement. The press release is attached as Exhibit 99.2.

BACKGROUND INFORMATION
For background information and earlier developments related to the proposed merger with El Paso, reference is made to CSW's 1994 Annual Report on Form 10-K, Quarterly Report on
Form 10-Q for the quarter ended March 31, 1995, Current
Report on Form 8-K dated May 23, 1995 and the documents referenced therein.

OTHER
El Paso is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission. For additional information concerning El Paso and the proposed merger, see El Paso's Annual Report on Form 10-K for the year ended December 31, 1994 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and the documents referenced therein or supplementary thereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   CENTRAL AND SOUTH WEST CORPORATION


Date:  June 9, 1995

                                   By:  /s/ Wendy G. Hargus
                                            Wendy G. Hargus
                                            Controller